                                                                   EXHIBIT 1(f)

                      MAINSTAY INSTITUTIONAL FUNDS INC.

                            ARTICLES SUPPLEMENTARY

                 MainStay Institutional Funds Inc., a Maryland corporation registered as an open-end company under the Investment Company Act of 1940 and having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

                          FIRST: There is hereby established and designated an
                 additional class of shares of the Money Market Fund, a series of the Corporation, designated the Asset Management Money Fund, to which the Board of Directors has allocated FOUR BILLION (4,000,000,000) of the authorized and unissued shares of common stock, par value One Cent ($0.01) per share, of the Corporation, of which TWO BILLION (2,000,000,000) shares had previously been classified as Money Market Fund Institutional Class Common Stock and TWO BILLION (2,000,000,000) shares had previously been classified as Money Market Fund Institutional Service Class Common Stock.

                          SECOND: The total number of shares of common stock
                 authorized for issuance by the Corporation, and the aggregate par value thereof, is unchanged hereby.

                          THIRD: The shares of the Corporation classified
                 pursuant to Article First of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of Shares of capital stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105 of the Maryland General Corporation Law.

                          FOURTH: Immediately prior to the effectiveness of the
                 Articles Supplementary of the Corporation as hereinabove set forth, the corporation had the authority to issue TWENTY TWO BILLION (22,000,000,000) shares of the par value of ONE CENT ($.01) per shares and of the aggregate par value of TWO HUNDRED TWENTY MILLION DOLLARS ($220,000,000), which the Board of Directors had designated into series and classified the shares of each series as follows:
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                          Previously Classified Shares
                          ----------------------------

         Name of Series and Class                  Authorized Shares (in millions)
         ------------------------                  -------------------------------
         Bond Fund Institutional                                      500
         Bond Fund Institutional Service                              500
         EAFE Index Fund Institutional                                500
         EAFE Index Fund Institutional Service                        500
         Indexed Bond Fund Institutional                              500
         Indexed Bond Fund Institutional Service                      500
         Indexed Equity Fund Institutional                            500
         Indexed Equity Fund Institutional Service                    500
         International Bond Fund Institutional                        500
         International Bond Fund Institutional Service                500
         International Equity Fund Institutional                      500
         International Equity Fund Institutional Service              500
         Money Market Fund Institutional                            6,000
         Money Market Fund Institutional Service                    6,000
         Multi-Asset Fund Institutional                               500
         Multi-Asset Fund Institutional Service                       500
         Short-Term Bond Fund Institutional                           500
         Short-Term Bond Fund Institutional Service                   500
         Value Equity Fund Institutional                              500
         Value Equity Fund Institutional Service                      500
         Growth Equity Fund Institutional                             500
         Growth Equity Fund Institutional Service                     500

         As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of TWENTY TWO BILLION (22,000,000,000) shares of the par value of ONE CENT ($.01) per share and of the aggregate par value of TWO HUNDRED TWENTY MILLION DOLLARS ($220,000,000), which the Board of Directors has designated into series and classified the shares of each series as follows:

                        Current Classification of Shares
                        --------------------------------

         Name of Series and Class                  Authorized Shares (in millions)
         ------------------------                  -------------------------------
         Bond Fund Institutional                                    500
         Bond Fund Institutional Service                            500
         EAFE Index Fund Institutional                              500
         EAFE Index Fund Institutional Service                      500

         Indexed Bond Fund Institutional                              500
         Indexed Bond Fund Institutional Service                      500
         Indexed Equity Fund Institutional                            500
         Indexed Equity Fund Institutional Service                    500
         International Bond Fund Institutional                        500
         International Bond Fund Institutional Service                500
         International Equity Fund Institutional                      500
         International Equity Fund Institutional Service              500
         Money Market Fund Institutional                            4,000
         Money Market Fund Institutional Service                    4,000
         Money Market Fund Asset Management Money Fund              4,000
         Multi-Asset Fund Institutional                               500
         Multi-Asset Fund Institutional Service                       500
         Short-Term Bond Fund Institutional                           500
         Short-Term Bond Fund Institutional Service                   500
         Value Equity Fund Institutional                              500
         Value Equity Fund Institutional Service                      500
         Growth Equity Fund Institutional                             500
         Growth Equity Fund Institutional Service                     500

                 FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of the three classes of shares shall be as set forth in the Corporation's Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

                 (a) The assets belonging to each class of a Series of the Corporation shall be invested in the same investment portfolio.

                 (b) The dividends and distributions of investment income and capital gains with respect to each class shall be in such amounts as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class may vary from dividends and distributions of investment income and capital gains with respect to the other classes to reflect differing allocations of the expenses of the Corporation among the holders of the various classes and any resultant differences in the net asset value per share of the various classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the Institutional Class Shares, Institutional Service Class Shares and the Asset Management Money Fund shall be determined by the Board of Directors in a manner that is consistent with the order dated June 6, 1994 (Investment Company Act of 1940 Release No. IC-20336) issued by the Securities and Exchange Commission in connection with the application for exemption filed by New York Life Institutional Funds Inc., et. al., and any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such Order.

                 (c) Institutional Service Class Shares (including fractional shares) may be subject to a service fee pursuant to the terms of a Shareholder Services Plan.

                 (d) Asset Management Money Fund Shares (including fractional shares) may be subject to a service fee pursuant to the terms of a Shareholder Services Plan and a distribution fee pursuant to the terms of a Plan of Distribution Pursuant to Rule 12b-1.

                 (e) The holders of shares of each class shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the respective class, including the Plan of Distribution Pursuant to Rule 12b-1 of the Asset Management Money Fund, and (ii) no voting rights with respect to provisions of any Plan applicable to the other classes or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class.

                 IN WITNESS WHEREOF, MainStay Institutional Funds Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that the Articles Supplementary are the act of the Corporation, that to best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Dated this      day of October, 1998.
           ----

                                                   MainStay Institutional Funds Inc.



                                                   By:
                                                      --------------------
Attest:



---------------------